Exhibit 10.1

ENERGY XXI LTD

THIRD AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

July 28, 2016

This Third Amendment to the Restructuring Support Agreement1 (this “Amendment”), is entered into by and among: (i) the Debtors; and (ii) the Restructuring Support Parties. This Agreement collectively refers to the Debtors and the Restructuring Support Parties as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Parties desire to amend the Restructuring Support Agreement to modify certain Milestones; and

WHEREAS, Section 4 of the Restructuring Support Agreement permits the extension of a Milestone with the express prior written consent of the Majority Restructuring Support Parties;

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT

1.             Amendment Effective Date. This Amendment shall become effective, and the obligations contained herein shall become binding upon the Parties, upon the first date that this Agreement has been executed by all of the Parties. Following the effective date of this Amendment, whenever the Restructuring Support Agreement is referred to in any agreements, documents, and instruments, such reference shall be deemed to be to the Restructuring Support Agreement as amended by this Amendment.

2.             Amendment to the Restructuring Support Agreement.

(a)	Section 4(g) of the Restructuring Support Agreement is hereby deleted and replaced in its entirety with the following:

no later than August 31, 2016, the Bankruptcy Court shall have entered an order authorizing the assumption of this Agreement (the “RSA Assumption Order”);

[1]	“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated April 11, 2016, by and among the Debtors and the Restructuring Support Parties, as amended by the First Amendment to the Restructuring Support Agreement, dated May 16, 2016, the Second Amendment to the Restructuring Support Agreement, dated June 28, 2016, and as may be further amended, modified, or supplemented, from time to time. Unless otherwise noted, capitalized terms used but not defined herein are used as defined in the Restructuring Support Agreement.

(b)	Section 4(i) of the Restructuring Support Agreement is hereby deleted and replaced in its entirety with the following:

no later than September 13, 2016, the Bankruptcy Court shall have commenced the Confirmation Hearing;

(c)	Section 4(j) of the Restructuring Support Agreement is hereby deleted and replaced in its entirety with the following:

no later than September 23, 2016, the Bankruptcy Court shall have entered the Confirmation Order; and

(d)	Section 4(k) of the Restructuring Support Agreement is hereby deleted and replaced in its entirety with the following:

no later than October 7, 2016, the Debtors shall consummate the transactions contemplated by the Plan (the date of such consummation, the “Effective Date”), it being understood that the satisfaction of the conditions precedent to the Effective Date (as set forth in the Plan and the Term Sheet) shall be conditions precedent to the occurrence of the Effective Date.

3.             Ratification. Except as specifically provided for in this Amendment, no changes, amendments, or other modifications have been made on or prior to the date hereof or are being made to the terms of the Restructuring Support Agreement or the rights and obligations of the arties thereunder, all of which such terms are hereby ratified and confirmed and remain in full force and effect. Notwithstanding the effective date of this Amendment, this Amendment constitutes a valid amendment of the applicable Milestones set forth in Section 4 of the Restructuring Support Agreement, in accordance with the final paragraph of Section 4 of the Restructuring Support Agreement.

4.             Waiver of Certain Termination Rights. Nothing in this Amendment shall constitute a Restructuring Support Party Termination Event pursuant to Sub-Clause (a) of Section 7 the Restructuring Support Agreement or an individual termination right pursuant to Section 9 of the Restructuring Support Agreement, or any other breach by any of the Debtors or the Restructuring Support Parties under the Restructuring Support Agreement, including, without limitation, a breach of the Debtors’ commitments under Section 6 of the Restructuring Support Agreement.

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